                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


        NAME                                            COUNTRY OF INCORPORATION          PERCENTAGE INTEREST/
                                                               /RESIDENCE                     VOTING POWER
                                                    ---------------------------------- ---------------------------
        Pearson Inc.............................                        United States             100
        Pearson AG .............................                          Switzerland             100
        Whitehall Electric Investments
          Limited ..............................                    England and Wales             100
        Whitehall Trust ........................                    England and Wales             100
        Rycade Capital Corporation Inc..........                        United States             100
        Financial Times Limited.................                    England and Wales             100
        FT Group Limited........................                    England and Wales             100
        Prentice Hall Inc.......................                        United States             100
        Pearson Business Services Inc...........                        United States             100
        Data Broadcasting Corporation...........                        United States              60
